UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2019

ICONIC BRANDS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53162	13-4362274
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

44 Seabro Avenue

Amityville, NY 11701

(Address of principal executive offices) (zip code)

(866) 219-8112

(Registrant’s telephone number, including area code)

______________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

On December 31, 2019, Iconic Brands, Inc. (the “Company”) completed the previously announced sale of its majority owned subsidiary, Green Grow Farms, Inc., a New York corporation (“Green Grow”), to Canbiola, Inc., a Florida corporation (“Canbiola”), pursuant to the terms of a Share Exchange Agreement, dated as of December 4, 2019 (the “Agreement”), by and among the Company, Green Grow and Canbiola. Pursuant to the Agreement, the Company sold, and Canbiola purchased, all of the shares of common stock of Green Grow held by the Company for net consideration of 37,500,000 shares of common stock of Canbiola, subject to post-closing adjustments.

The foregoing description of the Agreement, and the transactions contemplated thereby, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Agreement, a copy of which was included as Exhibit 10.1 to the Company’s Current Report on Form 8-K, with the Securities and Exchange Commission on December 6, 2019 and is hereby incorporated herein by reference.

Item 8.01 Other Events.

On December 31, 2019, the Company issued a letter to shareholders. The full text of the shareholder letter is set forth in Exhibit 99.1 attached hereto and is incorporated by reference in this Current Report on Form 8-K as if fully set forth herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Title of Document
99.1	Shareholder Letter, dated January 2020.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Iconic Brands, Inc.

Dated: January 6, 2020	By:	/s/ Richard J. DeCicco
	Name:	Richard J. DeCicco
	Title:	Chief Executive Officer

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